Exhibit 3.243

State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Limited Partnership, as amended to date, of JONES ROAD LANDFILL AND RECYCLING, LTD., a limited partnership organized under the laws of the State of Florida as shown by the records of this office.

The document number of this limited partnership is A29046

Given under my hand and the

Great Seal of the State of Florida

at Tallahassee, the Capital, this the

Second day of November, 2012

Ken Detzner

Secretary of State

FLORIDA DEPARTMENT OF STATE

THE ATTACHED COPIES ARE THE BEST AVAILABLE.

SOME OR ALL OF THE ORIGINAL DOCUMENTS SUBMITTED FOR FILING WERE NOT SUITABLE FOR MICROFILMING.

CERTIFICATE OF LIMITED PARTNERSHIP OF

JONES ROAD LANDFILL AND RECYCLING, LTD.

A FLORIDA LIMITED PARTNERSHIP

The undersigned General Partner, desiring to form a limited partnership pursuant to the Florida Revised Uniform Limited Partnership Act (1986), hereby certify the following:

1. The name of the Limited partnership is JONES ROAD LANDFILL AND RECYCLING, LTD. (“Partnership”).

2. The address of the office of the Partnership is 6622 Southpoint Drive South, Suite 310, Jacksonville, Fla. 32216.

3. The name and address of the agent for service of process on the Partnership is JONES ROAD LANDFILL AND RECYCLING, INC., a Florida corporation.

4. The name and business address of the General Partner is as follows:

JONES ROAD LANDFILL AND RECYCLING, INC.

6622 Southpoint Drive South

Suite 310

Jacksonville, Fla. 32216

5. The names and business addresses of the limited partners are as follows:

ENVIRONMENTAL CAPITAL HOLDINGS, INC.

6622 Southpoint Drive South

Suite 310

Jacksonville, Fla. 32216

PETER KAAN

6622 Southpoint Drive South

Suite 310

Jacksonville, Fla. 32216

6. The U.S. mailing address of the Partnership is 6622 Southpoint Drive South, Suite 310, Jacksonville, Fla. 32216.

7. The latest date upon which the Partnership shall dissolve is December 31, 2029.

8. The effective date of this Certificate of Limited Partnership shall be upon filing with the Secretary of State’s office.

The execution of this Certificate of Limited Partnership by the undersigned General Partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

IN WITNESS WHEREOF, this Certificate of Limited Partnership has been executed by the General Partner of JONES ROAD LANDFILL AND RECYCLING, LTD., this 29th day of September, 1989.

GENERAL PARTNER

JONES ROAD LANDFILL AND RECYCLING, INC.

By:
Everett O. Harwell, Jr.
President

AFFIDAVIT OF CAPITAL CONTRIBUTORS

1. The name of the partnership is JONES ROAD LANDFILL AND RECYCLING, LTD., a Florida limited partnership (the “Partnership”).

2. The amount of capital contributions of the Limited Partners of the Partnership is $301,000.00, with $300,000 being Contributed by PETER HAAN as a Special Limited Partner and $1,000 being contributed for ENVIRONMENTAL CAPITAL HOLDINGS, as a Regular Limited Partner. No further amounts are anticipated to be contributed by the Limited Partners.

FURTHER AFFIANT SAYETH NOT.

General Partner:

JONES ROAD LANDFILL AND RECYCLING, INC.

By:
Everett O. Harwell, Jr.
President

DATE: September 29, 1989

STATE OF FLORIDA	)
	)	SS:
COUNTY OF DUVAL	)

BEFORE ME, the undersigned officer, a Notary Public authorised administer oaths and to take acknowledgments in and for the State and County set forth above, personally witnessed Everett O. Harwell, Jr., President of JONES ROAD LANDFILL AND RECYCLING, INC., a Florida corporation, known by me to be the person who executed the foregoing Affidavit of Capital Contributions, and such person acknowledged to me and before me that he executed this Affidavit as an officer of the General Partner of said Partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid this 29th day of September, 1989.

My Commission Expires:

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

JONES ROAD LANDFILL AND RECYCLING, LTD.

The Certificate of Limited Partnership of Jones Road Landfill and Recycling, Ltd., a Florida limited partnership (“Partnership”), filed with the Department of State on October 11, 1989, is hereby amended and restated in its entirety as follows:

1. The name of the limited partnership (“Partnership”) is Jones Road Landfill and Recycling, Ltd.

2. The address of the office in Florida at which will be kept the records of the Partnership required to be maintained by Section 620.106 of the Florida Revised Uniform Limited Partnership Act (1986) (the “Act”) is:

c/o Attwoods Environmental of Florida, Inc.

3225 Aviation Avenue

Coconut Grove, Florida 33133

3. The name and address of the agent for service of process required to be maintained by Section 620.105(2) of the Act is:

C T Corporation System

8751 West Broward Boulevard

Plantation, Florida 33324

4. The name and business address of the sole General Partner of the Partnership is as follows:

GENERAL PARTNER	BUSINESS ADDRESS
Jones Road Landfill	c/o Attwoods Environmental of
and Recycling, Inc.	Florida, Inc. 3225 Aviation Avenue Coconut Grove, Florida 33133

5. A sailing address for the Partnership is as follows:

c/o Attwoods Environmental of Florida, Inc.

3225 Aviation Avenue

Coconut Grove, Florida 33133

6. The latest date upon which the Partnership is to dissolve is December 31, 2029, unless otherwise continued in accordance with the terms of an Amendment to this Certificate of Limited Partnership.

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has duly executed this Amended and Restated Certificate of Limited Partnership of Jones Road Landfill and Recycling, Ltd., this 14th day of June, 1990, for filing in accordance with Section 620.109 of the Florida Revised Uniform Limited Partnership Act (1986).

GENERAL PARTNER:

JONES ROAD LANDFILL AND RECYCLING, INC., a Florida Corporation

By:
, President

ACCEPTANCE of APPOINTMENT

The undersigned acknowledges and accepts its appointment as registered agent of JONES ROAD LANDFILL AND RECYCLING, LTD. and agrees to act in that capacity and to comply with the provisions of the Florida Limited Partnership Act relative to keeping open the registered office at the address specified above. The undersigned is familiar with and accepts the obligations of Section 620, Florida Statutes.

Date: June 8, 1990	C T CORPORATION SYSTEM

By
PETER F. SOUZA
SPECIAL ASSISTANT SECRETARY

SUPPLEMENTAL AFFIDAVIT OF CAPITAL CONTRIBUTIONS

FOR A FLORIDA LIMITED PARTNERSHIP

The undersigned constituting all of the general partners of Jones Road Landfill and Recycling, LTD., a Florida Limited Partnership, executed this supplemental affidavit filed pursuant to section 620.112, Florida Statutes.

The total amount of the capital contributions of the limited partners is $?,495,000.

This 13 day of May 1991

FURTHER AFFIANT SAYETH NOT

Under penalties of perjury I declare that I have read the foregoing and that the facts are true, to the best of my knowledge and belief.

General Partner

BEFORE ME, this day personally appeared Joseph Ruiz who being sworn deposes and says that the statements contained in the foregoing Supplemental Affidavit of Capital Contributions for a Florida, Limited Partnership are true and correct.

SWORN TO AND SUBSCRIBED before me this 13th day of day of May 1991

Notary Public

FEES: $7 per $1000, based on the additional contributions

Minimum $52.50 - Maximum $1750

Supplemental

The undersigned, constituting all of the general partners of Jones Road Landfill and Recycling, Ltd., a Florida Limited Partnership, executed this supplemental affidavit filed pursuant to section 620.112, Florida Statutes.

The total amount of the capital contributions of the limited partners is $7,464,460.

This 11th day of January, 1994.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I declare that I have read the foregoing and that the facts are true to the best of my knowledge and belief.

General Partner

Jones Road Recycling and Landfill, Inc.

Phillip C. Foreman, President

FEES: $7 per $1000, based on the additional contributions

Minimum $52.50 - Maximum $1750

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Jones Road Landfill & Recycling, Ltd.

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Department of State on October 11, 1989, adopts the following certificate of amendment to its certificate of limited partnership:

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

Article number eight is amended to read as follows:

8.

Name of general partner: BFI Waste Systems of North America, Inc.

Specific Address: 757 N. Eldridge, Houston, Texas 77079

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

Signature(s) of new general partner(s), if applicable:

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Jones Road Landfill & Recycling, Ltd.

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620, 109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Department of State on October 11, 1989 adopts the following certificate of amendment to ifs certificate of limited partnership, as amended:

FIRST: Amendment(s) (indicate article number(s) being amended, added, or deleted) Article number that is amended to read as follows:

The name and address of the sole General Partner of the partnership as follows:

Jacksonville, Florida Landfill, Inc.

c/o Capital Environmental Resource, Inc.

1005 Skyview Drive, Suite 221

Burlington, Ontario Canada L7P 5B1

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

BFI waste Systems of North America,

Signature(s) of the general partner, if applicable:

Jacksonville Florida Landfill, Inc.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Jones Road Landfill & Recycling, Ltd.

(Insert name currently on file with Florida Dept. of State)

Pursuant to fee provision section 620, 109, Florida Statutes, Florida Smiled partnership, whose certificate as filed with the Florida Department of State on October 11, 1989, adopts the following certificate of amendment to its certificate of limited partnership, as amended:

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted) Article number four is amended to read as follows:

The name and address of the sole General Partner of the partnership as follows:

Jacksonville Florida Landfill, Inc.

c/o Capital Environmental Resources, Inc.

1005 Skyview Drive, Suite 221

Burlington, Ontario Canada L7P 5B1

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)

Signature of current general partner:

BFL Waste Systems of North America, Inc.

Signature(s) of new general partner(s), if applicable:

Jacksonville Florida Landfill, Inc.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Jones Road Landfill & Recycling, Ltd. #A29046

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability partnership, whose certificate was filed with the Florida Department of State on October 11, 1989, adopts the following certificate of amendment to its certificate of limited partnership.

This amendment is submitted to amend the following

A. If amending name, enter the new name of the limited partnership or limited liability limited partnership here:

(New name must be distinguishable and contain an acceptable suffix.)

Acceptable Limited Partnership suffices: Limited Partnership, Limited L.P., LP, or Ltd. Acceptable Limited Liability Limited Partnership suffices: Limited Liability Limited Partnership, L.L.L.P. or LLLP,

B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:

Name of New Registered Agent:

New Registered Office Address:
(Enter Florida Street Address)

	,	Florida
(City)			(Zip Code)

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations the obligations of my position as registered agent.

(If Changing Registered Agent, Signature of New Registered Agent)

C. If amending the general partner(s), enter the name and business address of each general partner being added or removed from our records:

Title	Name	Address	Type of Action
GP	Landfill, Inc.	1122 International Blvd.	☑ Add
	#F03000006106	Suite 601	Remove
Burlington ON, Canada
GP	Advanced Disposal	7915 Baymeadows Way	☑ Add
	Services Jones	Suite 300	Remove
	Road, LLC, #M08000001122	Jacksonville, FL 3226
☑ Add
Remove

☑ Add
Remove

☑ Add
Remove

☑ Add
Remove

D. If the limited partnership or limited liability limited partnership is amending its “limited liability partnership” status, enter changer here:

☐ This Limited Partnership hereby elects to be a “Limited Liability Partnership.”

☐ This Limited Partnership hereby removed its “Limited Liability Limited Partnership” status.

(NOTE: If adding or removing “limited liability limited partnership” names, all general partners must sign this amendment.)

E. If amending any other information, enter change(s) here: (Attach additional sheets, if necessary.)

Effective date, if other than the date of filing:                     , (Effective date cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Signature(s) of a general partner or all general partners*:

(*NOTE: Only one current general partner is required to sign this document, unless the limited partnership is adding or removing a “limited liability limited partnership” election statement. Chapter 620 F.S., requires all general partners to sign when adding or removing a “limited liability limited partnership” election statement.)

Advanced Disposal Services Jones Road, LLC	By:

General Partner #M08000001127	Christian B. Mills, Vice President General Counsel / Secretary

Signature(s) of all new or dissociating general partner(s), if any:

Filing Fees	$52.50
Certified Copy (optional):	$52.50
Certificate of Status (optional):	$8.75